EXHIBIT 21


                            HAMPSHIRE GROUP, LIMITED
                            SCHEDULE OF SUBSIDIARIES
                               DECEMBER 31, 2002


                                      State/Country       Percentage of Voting
                                   of Incorporation or     Securities Owned by
Name of Subsidiary                    Organization         Immediate Parent
-------------------                -------------------   ---------------------
Hampshire Designers, Inc.               Delaware                   100

Hampshire Investments, Limited          Delaware                   100

Item Eyes, Inc.                         Delaware                   100

Keynote Services, Limited               Hong Kong                  100

HIL, Inc.                               Cayman Islands             100

Hamsphire Praha, s.r.o.                 Czech Republic              70

PA Properties, LLC                      Virginia                   100

Henly International, LLC                Texas                       90

Teall Properties, LLC                   Delaware                    70

Merrick Properties, LLC                 Delaware                    70

PA Properties, LLC                      Virginia                   100



Glamourette Fashion Mills, Inc.
(Inactive)                              Delaware                   100